UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

MINERALS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11430	25-1190717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue, New York, NY	10017-6707
(Address of principal executive offices)	(Zip Code)

(212) 878-1800
(Registrant's telephone number, including area code)

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.10 par value	MTX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07
Submission of a Matter to a Vote of Security Holders.

On May 20, 2026, Minerals Technologies Inc. (the “Company”) held its Annual Meeting of Shareholders.  A total of 30,117,001 shares were represented in person or by proxy at the meeting, or 97.06% of the eligible voting shares.  The matters voted upon and the final results of the vote were as follows:

Proposal 1.  The nominees for election to the Board of Directors named in the Company’s 2026 Proxy Statement were elected for three-year terms based upon the following votes:

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Joseph C. Breunig	26,544,838	2,922,599	10,157	639,407
Kristina M. Johnson	28,994,994	471,600	11,000	639,407

Proposal 2.  The proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the 2026 fiscal year received the following votes:

Votes For	Votes Against	Votes Abstained
29,199,648	855,068	62,285

Proposal 3.  The proposal to approve, on an advisory basis, the 2025 compensation of the Company’s named executive officers received the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
28,298,580	1,102,031	76,983	639,407

Item 8.01
Other Events

On May 19, 2026, the Company’s Board of Directors declared a regular quarterly dividend of $0.12 per share on the Company's common stock.  The dividend is payable on June 18, 2026 to the stockholders of record on June 2, 2026.  A copy of the press release announcing the dividend declaration is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
	(d)	Exhibits
		99.1	Press Release dated May 19, 2026
		104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALS TECHNOLOGIES INC.
(Registrant)

	By:	/s/ Timothy J. Jordan
	Name:	Timothy J. Jordan
	Title:	Vice President, General Counsel, Secretary and Chief Compliance Officer

Date: May 20, 2026